SECURED NON-REVOLVING LINE OF CREDIT PROMISSORY NOTE

$4,000,000.00May 10, 2023

FOR VALUE RECEIVED, Loop Media, Inc., a Nevada corporation ("Borrower"), promises to pay to the order of the Lenders set out on Exhibit A to the Loan Agreement (defined below) (collectively, the "Lender"), the aggregate of such amounts Lender has disbursed to Borrower during the period from the date first set forth above to the Maturity Date (defined below), up to FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00), in lawful money of the United States of America (the "Loan" or the "Advances"), together with all accrued interest on the principal amount of all Advances made hereunder from the date such Advance was made at a rate specified in that certain Secured Non-Revolving Line of Credit Loan Agreement between the Lenders  and Borrower dated the same date as this Note (“Loan Agreement”).  Capitalized terms used in this Secured Non-Revolving Line of Credit Promissory Note (this "Note") that are not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

This Note evidences the Loan incurred under the Loan Agreement to which reference is made for a statement of the terms and provisions thereof, including those under which such indebtedness may be declared to be immediately due and payable.  This Note is entitled to the benefits of, inter alia, the Loan Agreement and the other Loan Documents.

On the Maturity Date, the then outstanding principal balance of the Loan, all accrued and unpaid interest, and any other amounts owed by Borrower to Lender pursuant to the Loan Agreement and other Loan Documents shall be due and payable in full. All payments made under this Note to Lender (collectively, a "Payment") shall be made payable to Lender by wire transfer or corporate check at the address provided next to its signature below. Payments to Lenders shall be made payable to each Lender according to the Payment instructions set forth in Scheduled A attached hereto.

For purposes of this Note, the maturity date shall be twenty-four (24) months from the date of this Note (the “Maturity Date”).

After the Maturity Date or due date on this Note (whether at the stated maturity, by acceleration, or otherwise), interest shall be charged on the respective principal amount remaining unpaid at a rate specified in the Loan Agreement, until paid.

Notwithstanding the foregoing, however, in no event shall the interest charged exceed the maximum rate of interest allowed by applicable law, as amended from time to time. Lender does not intend to charge any amount of interest, monthly renewal fee or other fees or charges in the nature of interest that exceeds the maximum rate allowed by applicable law. If any payment of interest or in the nature of interest hereunder would cause the foregoing interest rate limitation to be exceeded, then such excess payment shall be credited as a payment of principal.

If any Payment is more than five (5) Business Days late, Borrower agrees to pay Lender a late charge equal to five percent (5.0%) of such Payment ("Late Fee"). The provisions of this Note establishing a Late Fee shall not be deemed to extend the time for any Payment due or to constitute a "grace period" giving Borrower a right to cure such default.

If any Payment becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day.

Unless otherwise specified herein, a Payment shall be applied by Lender first to interest and lawful charges then accrued, and then to principal, unless otherwise determined by Lender in its discretion.

Borrower will have the right to prepay the Loan, in whole or in part, at any time upon three (3) Business Days’ prior notice to Lender; provided, however, if applicable, Borrower must pay such prepayment premium pursuant to Section 2.5 of the Loan Agreement, if applicable.

Borrower shall be in default under this Note upon the occurrence of an Event of Default under the Loan Agreement.

The indebtedness evidenced by this Note is subordinate and junior in right of payment to the indebtedness evidenced by that certain Loan and Security Agreement dated as of July 29, 2022, by and between the Borrower, GemCap Solutions, LLC, as successor and assign to Industrial Funding Group, Inc. (as may be amended, restated, supplemented or otherwise modified from time to time, the“GemCap LSA”) as more particularly described in that certain Subordination Agreement dated on or about the date hereof, between Lender, GemCap Solutions, LLC and Borrower. For the avoidance of doubt, the indebtedness evidenced by this Note shall continue to be subordinated to obligations evidenced by the GemCap LSA (the “Senior Debt”) even if the Senior Debt is deemed unsecured, under-secured, subordinated, avoided or disallowed under the United States Bankruptcy Code or other applicable law. GemCap shall have third party beneficiary rights to enforce the provisions of this paragraph.

Lender shall have, in addition to the rights and remedies contained in this Note and any other related documents, all of the rights and remedies of a creditor, now or hereafter available at law or in equity and under the Loan Agreement. Lender may, at its option, exercise any one or more of such rights and remedies individually, partially, or in any combination from time to time, including, to the extent applicable, before the occurrence of an event of default. No right, power, or remedy conferred upon Lender by the related documents shall be exclusive of any other right, power, or remedy referred to therein or now or hereafter available at law or in equity.

Without limiting the generality of the foregoing, if a default shall occur then Lender may declare the indebtedness owed to Lender by Borrower hereunder and any or all of any other indebtedness owed by Borrower to Lender, whether direct or indirect, contingent or certain, to be accelerated and due and payable at once, whereupon such indebtedness, together with interest thereon, shall forthwith become due and payable, all without presentment, demand, protest, or other notice of any kind from Lender, all of which are hereby expressly waived; and Lender may proceed to do other all things provided by law, equity, or contract to enforce its rights under such indebtedness and to collect all amounts owing to Lender.

All parties liable for any Payment agree to pay or reimburse Lender for all of its costs and expenses incurred in connection with the administration, supervision, collection, or enforcement of, or the preservation of any rights under, this Note or the obligation evidenced hereby, including without limitation, the fees and disbursements of counsel for Lender including attorneys' fees out of court, in trial, on appeal, in bankruptcy proceedings, or otherwise. All parties liable for any Payment agree to promptly pay, indemnify, and reimburse Lender for, and hold Lender harmless against any liability for, any and all documentary stamp taxes, nonrecurring intangible taxes, or other taxes, together with any interest, penalties, or other liabilities in connection therewith, that Lender now or hereafter determines are payable with respect to this Note or the obligations evidenced by this Note. The foregoing obligations shall survive Payment of this Note.

All notices, requests, and demands to or upon the parties hereto, shall be deemed to have been given or made when delivered by hand, or when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, addressed to the address provided next to the signatures below or such other address as may be hereafter designated in writing by one party to the other.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida, excluding those laws relating to the resolution of conflicts between laws of different jurisdictions.

In any litigation in connection with or to enforce this Note, any endorsement or guaranty of this Note, or any of the other related documents, Borrower irrevocably consents to and confers personal jurisdiction the state and federal courts located within Sarasota County, Florida, expressly waives any objections as to venue in any of such courts, and agrees that service of process may be made on Borrower by mailing a copy of the summons and complaint by registered or certified mail, return receipt requested, to its address set forth herein (or otherwise expressly provided in writing). Nothing contained herein shall, however, prevent Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available by applicable law.

In the event that any one or more of the provisions of this Note is determined to be invalid, illegal, or unenforceable in any respect as to one or more of the parties, all remaining provisions nevertheless shall remain effective and binding on the parties thereto and the validity, legality, and enforceability thereof shall not be affected or impaired thereby. If any such provision is held to be illegal, invalid, or unenforceable, there will be deemed added in lieu thereof a provision as similar in terms to such provision as is possible, that is legal, valid, and enforceable. To the extent permitted by applicable law, Borrower hereby waives any law that renders any such provision invalid, illegal, or unenforceable in any respect.

The singular shall include the plural and any gender shall be applicable to all genders when the context permits or implies

No delay or omission on the part of Lender in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or of any other right or remedy and no single or partial exercise of any right or remedy shall preclude any other or further exercise of that or any other right or remedy. Presentment, demand, notice of nonpayment, notice of protest, protest, notice of dishonor and all other notices are hereby waived by Borrower.

This Note may not be modified or amended nor shall any provision of it be waived except by a written instrument signed by the party against whom such action is to be enforced.

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.  Borrower may not transfer, assign or delegate any of its duties or obligations hereunder and Lender shall not assign or otherwise transfer any of its rights or obligations hereunder without the consent of Borrower. In the event Lender transfers or assigns its obligations hereunder, Lender shall be relieved of all liability therefor.

Time is of the essence in the performance of this Note.

This Note is entitled to the benefit of all of the provisions of the Loan Agreement.

Borrower and Lender (by its acceptance hereof) hereby knowingly, irrevocably, voluntarily, and intentionally waive any right to a trial by jury in respect of any litigation based on this Note or any other document executed in connection with this Note or arising out of, under, or in connection therewith, or any course of conduct, course of dealing, statements (whether oral or written), or actions of any party. This provision is a material inducement for Lender to enter into the transaction evidenced hereby.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first written above.

BORROWER:

Loop Media Inc., a Nevada corporation

By:

Name: Neil T. Watanabe

Title: Chief Financial Officer

Address:

700 N. Central Ave., Ste. 430

Glendale, CA 91203

Email Address: neil@loop.tv

SCHEDULE A

Lenders’ Payment Instructions

LENDER	PAYMENT INSTRUCTIONS

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